UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2012

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY 10019
(Address of principal executive offices)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chairman and Member of the Board of Directors

Effective October 10, 2012, Mr. Michael Mathews resigned from his position as the Chairman and as a member of the Board of Directors (the “Board”) of Wizard World, Inc. (the “Company”). Mr. Mathews’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chairman of the Board

Effective October 10, 2012, the Board approved by unanimous written consent the appointment of Mr. John Macaluso as the Company’s Chairman of the Board. Mr. Macaluso has been a director of the Company since May 13, 2011, and has served as Chief Executive Officer and President of the Company since March 19, 2012.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from Michael Mathews, dated October 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: October 18, 2012	By:	/s/ John Macaluso
Name: John Macaluso
Title: Chief Executive Officer